UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2018

ENERKON SOLAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	33-37809-NY	77-0121957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13620 Weyburn Drive

Delray Beach, Florida 33446

(Address of principal executive offices)

(561) 431-7762

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the closing of the Share Exchange on February 8, 2018) between Enerkon Solar International Inc. (the “Company”) and Enerkon Solar International Inc., a company incorporated in the State of Florida (“Enerkon Florida”) whereby the Company acquired all of the issued and outstanding shares of common stock of Enerkon Florida, the Company disposed of the following assets (each of the assets listed below were transferred to John Cappello, a former officer and director of the Company (or entities under his control) in exchange for monies owed to Mr. Cappello for services rendered by Mr. Cappello to the Company): shares of common stock of Castle Royalties Corp.; shares of common stock of SAS Health and Beauty Corp.; shares of common stock of The Unlisted Stock Market Company; and shares of common stock of Shark Venture Capital Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Enerkon Solar International, Inc.

Dated: February 20, 2018	By:	/s/ Benjamin Ballout
Benjamin Ballout
President, Chief Executive Officer, Chief Financial Officer, Director

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